EXHIBIT NO. 10.159


                SECURITY AGREEMENT AND ASSIGNMENT


                              among


            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED



                INTERNATIONAL FINANCE CORPORATION


   DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH


                               and


              WILMINGTON TRUST COMPANY, not in its
            individual capacity but solely as Trustee
             under the Trust and Retention Agreement




                  Dated as of the Closing Date




                        TABLE OF CONTENTS

                                                             Page

     ARTICLE 1
     DEFINITIONS AND PRINCIPLES OF CONSTRUCTION                         2

     ARTICLE 2
     GRANT OF SECURITY INTEREST

          Section 2.1.  Grant of Security Interest.                     2
          Section 2.2.  Maintenance of Records.                         3

     ARTICLE 3
     PROVISIONS REGARDING ASSIGNED CONTRACTS

          Section 3.1.  Performance of Obligations.                     4
          Section 3.2.  Signed Counterparts.                            4
          Section 3.3.  Representations and Warranties as to Assigned
                        Contracts and other Collateral.                 4
          Section 3.4.  Instructions with Respect to Future Third
                        Party Agreements and other Collateral           5
          Section 3.5.  No Obligation of the Trustee.                   5

     ARTICLE 4
     REPRESENTATIONS AND WARRANTIES

          Section 4.1.  Representations and Warranties.                 6

     ARTICLE 5
     FURTHER ASSURANCES

          Section 5.1.  Further Documentation; Pledge of Instruments.   6

     ARTICLE 6
     INDEMNIFICATION, ETC.

          Section 6.1.  Indemnification.                               7
          Section 6.2.  Further Indemnification.                       7
          Section 6.3.  Equipment.                                     7
          Section 6.4.  Continuous Perfection.                         7

     ARTICLE 7
     ATTORNEY-IN-FACT

          Section 7.1.  Trustee's Appointment as Attorney-in-Fact.     8
          Section 7.2.  Performance by the Trustee of the Company's
                        Obligations.                                  10

     ARTICLE 8
     RIGHTS AND REMEDIES OF COLLATERAL AGENT UPON DEFAULT

          Section 8.1.  Payments Received.                            11
          Section 8.2.  Remedies.                                     11
          Section 8.3.  Waivers.                                      12
          Section 8.4.  Reasonable Care.                              13
          Section 8.5.  The Trustee.                                  13

     ARTICLE 9
     EXPENSES; INDEMNIFICATION; FEES

          Section 9.1.  Expenses.                                     13
          Section 9.2.  Indemnification.                              13

     ARTICLE 10
     SATISFACTION AND DISCHARGE OF TRUST

          Section 10.1.  Satisfaction and Discharge of Trust.         14

     ARTICLE 11
     MISCELLANEOUS PROVISIONS

          Section 11.1.  Benefit of Agreement.                        15
          Section 11.2.  Successors or Assigns.                       15
          Section 11.3.  Notices.                                     15
          Section 11.4.  Counterparts.                                16
          Section 11.5.  Headings Descriptive.                        17
          Section 11.6.  Governing Law; Submission to
                         Jurisdiction; Venue.                         17
          Section 11.7.  Survival.                                    17
          Section 11.8.  No Waiver; Cumulative Remedies.              18
          Section 11.9.  Severability.                                18
          Section 11.10. Communications.                              18
          Section 11.11. Amendments.                                  18

EXHIBIT A Assigned Contracts                                           1

EXHIBIT B Financing Statement Filings                                  1



               SECURITY AGREEMENT AND ASSIGNMENT

     SECURITY AGREEMENT AND ASSIGNMENT, dated as of the Closing Date (this "Agreement"), among BHOTE KOSHI POWER COMPANY PRIVATE LIMITED, a private limited liability company registered under the Nepalese Company Act, 2021 (the "Company"), INTERNATIONAL FINANCE CORPORATION, an international organization organized and existing by virtue of the Articles of Agreement among its member countries ("IFC"), DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH, a company organized and existing under the laws of the Federal Republic of Germany ("DEG") (IFC and DEG are hereinafter referred to collectively as the "Lenders" and individually as a "Lender"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as Trustee under the Trust and Retention Agreement (the "Trustee").


                     PRELIMINARY STATEMENTS


     The Company has been granted the right to build, own and operate a 36 MW (nominal net) hydroelectric power plant in the Sindhupalchok District in Nepal.

     IFC is willing to provide financing for the power plant pursuant to the terms of that certain IFC Investment Agreement dated as of the Closing Date between the Company and IFC (the
"IFC Investment Agreement").

     DEG is willing to provide financing for the power plant pursuant to the terms of that certain DEG Investment Agreement dated as of the Closing Date between the Company and DEG (the "DEG Investment Agreement," and together with the IFC Investment Agreement, the "Investment Agreement").

     The Company, IFC and DEG have entered into that certain
Investment Agreement General Conditions dated as of the Closing
Date (the "General Conditions").

     It is a condition precedent to the obligations of each of IFC and DEG under the Investment Agreement that this Agreement shall have been entered into by the parties hereto.


NOW, THEREFORE, IT IS AGREED:


                           ARTICLE 1

           DEFINITIONS AND PRINCIPLES OF CONSTRUCTION


     For all purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in Schedule A to the General Conditions and (ii) the principles of construction set forth in Schedule A to the General Conditions shall apply.


                           ARTICLE 2

                   GRANT OF SECURITY INTEREST

     Section 2.1. Grant of Security Interest. As security for the prompt and complete payment and performance when due of all the Obligations, and in order to induce each of the Lenders to make the Loans, the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Trustee, and hereby grants to the Trustee for the benefit of the Lenders, a continuing security interest in and Lien on all the Company's right, title and interest in, to and under the following (all of such right, title and interest being hereinafter collectively called the "Collateral"):

     (i) the Assigned Contracts listed in Exhibit A hereto, including, without limitation, (a) all rights of the Company to receive moneys due and to become due thereunder or pursuant thereto, (b) all rights of the Company to receive proceeds of any insurance, indemnity, warranty, letter of credit, surety bond, performance bond or guaranty with respect thereto and (c) all claims of the Company for damages for breach thereof or default thereunder and, subject to the Investment Agreement, (d) the right of the Company to terminate, amend, supplement or otherwise modify any such agreement;

     (ii)  the Accounts;

     (iii) the Equipment;

     (iv)  the Supplies and Raw Materials;

     (v)   the Inventory;

     (vi)  the General Intangibles;

     (vii) all rights and claims of the Company, now or hereafter existing, under any indemnity, warranty or guaranty provided for or arising out of or in connection with the EPC Contract, any Equipment or otherwise, and any performance bonds, letters of credit or other support delivered by the EPC Contractor or any other equipment supplier or contractor to the Company (including, without limitation, the EPC Performance Guarantees);

     (viii)    all Assigned Approvals;

     (ix) any and all cash, investments and securities from time to time on deposit (including all income or gain earned thereon) in the accounts (other than the Holding Account or the Nepal Holding Account) of the Company created pursuant to the Trust and Retention Agreement or the Nepal Agency and Retention Agreement;

     (x) any and all other drafts, acceptances, contract rights, accounts receivable, documents, letters of credit (including, without limitation, the NEA Letter of Credit, the Panda Letter of Credit, the Panda Project Completion Letter of Credit and the Equity Letters of Credit), deposit accounts, instruments, chattel paper, rights, interests, general intangibles and assets owned by the Company on the date hereof or hereafter arising or acquired, including, without limitation, designs, plans and specifications relating to the Project; and

     (xi) to the extent not otherwise included in the foregoing, all proceeds and products (including, without limitation, power generated by operation of the Project) of all of the foregoing Collateral;

     BUT EXCLUDING, in any case, the Company's right, title and interest in and to the Holding Account or the Nepal Holding
Account and any cash, investments and securities on deposit therein (the "Excluded Accounts").

     The Collateral is intended to include all of the above-described assets, wheresoever the same may be now or hereafter located.

It is the intention of the parties that the foregoing description of the Collateral be sufficient, together with the description of the "Collateral" under the Mortgage, to enable the Trustee, upon the occurrence and continuance of an Event of Default, to take possession of, and foreclose upon, all of the respective interests of the Company in and to the Project Site, the Project and any and all real property and personal property, tangible and intangible, used or usable in connection therewith and to enable the Trustee to operate, sell or otherwise dispose of the entire interest of the Company in and to the Project Site, the Project or any part thereof, but, in each case, excluding the Excluded Accounts.

     Section 2.2. Maintenance of Records. The Company will keep and maintain at its own cost and expense customary business records in respect of the Collateral. Such records shall be kept at the Company's chief executive office.


                           ARTICLE 3

            PROVISIONS REGARDING ASSIGNED CONTRACTS

     Section 3.1. Performance of Obligations. The Company will comply with all requirements of applicable law and Assigned Approvals and, except as otherwise expressly permitted in the Investment Agreement, will duly perform and observe in all material respects all of the covenants, agreements and conditions on its part to be performed or observed under the Assigned Contracts to which it is a party.

     Section 3.2. Signed Counterparts. Except as otherwise expressly permitted in the Investment Agreement, the Company agrees that it will not waive any default under or breach of any of the Assigned Contracts to which it is a party or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, however arising, under or in respect of any Assigned Contract, or agree or consent to the variation in any provision of any Assigned Contract or in the performance of any Person required thereunder. The Company will deliver to the Trustee promptly upon receipt thereof a copy of any notice or other document issued or received by the Company pursuant to any Assigned Contract. The Company agrees to furnish to the Trustee as soon as possible (and in any event within ten (10) days after the execution thereof) a signed counterpart of each amendment, modification or supplement to any Assigned Contract and a copy of each Third Party Agreement executed after the date hereof (other than Non-Material Agreements).

     Section 3.3.   Representations and Warranties as to Assigned
Contracts and other Collateral. The Company hereby represents and warrants as of the date hereof:

     (a) Each of the Assigned Contracts in effect on the date hereof, a true and complete copy of which has been furnished to the Trustee, has been duly authorized, executed and delivered by the Company, and, to the knowledge of the Company, each of the other parties thereto, and is in full force and effect; and is binding upon the Company and, to the knowledge of the Company, each of the other parties thereto;

     (b) None of the Assigned Contracts has heretofore been amended, modified, suspended, canceled or terminated, except as set forth in Exhibit A hereof; none of the Company nor, to the knowledge of the Company, the other parties thereto is currently in default in any material respect under any of the terms thereunder;

     (c) None of the Assigned Contracts has been transferred or assigned by the Company, or, to the knowledge of the Company, any other party thereto, except to the Trustee as expressly provided herein;

     (d) The Company has given to each other party to any of the Assigned Contracts executed on or before the date hereof notice of an assignment of such Assigned Contract to the Trustee and has obtained a consent of each such other party to such assignment. The Company has directed each such other party to make payments due or to become due and all amounts payable to the Company thereunder directly to the Trustee or the Designee; and

     (e) As of the Financial Closing Date the Company will have delivered possession to the Trustee of the complete originals of the Equity Letters of Credit and the EPC
     Performance Guarantee.

     Section 3.4.   Instructions with Respect to Future Third
Party Agreements and other Collateral.

     (a) The Company will give instructions similar to those referenced in Section 3.3(d) hereof to the other parties to Third Party Agreements (other than Non-Material Agreements) executed after the date hereof.

     (b) The Company shall deliver possession to the Trustee promptly upon the Company's receipt of the executed NEA Letter of Credit, Panda Letter of Credit, Panda Project Completion Letter of Credit and EPC Warranty Performance Guarantee together with, in the case of the NEA Letter of Credit and the EPC Warranty Performance Guarantee, an acknowledgement and consent executed by the respective issuers thereof in form and substance satisfactory to the Lenders providing in each case, among other things, that the issuer of each of the NEA Letter of Credit and the EPC Warranty Performance Guarantee acknowledges and consents (i) to the assignment by way of security of the NEA Letter of Credit and the EPC Warranty Performance Guarantee by the Company to the Trustee, (ii) that upon delivery by the Trustee or either of the Lenders of notice of an Event of Default, the Trustee will thereafter be the beneficiary for all purposes under the NEA Letter of Credit and the EPC Warranty Performance Guarantee and shall be entitled to all rights and remedies thereunder or in connection therewith, including, without limitation, the right to claim, draw, request or demand payment under the NEA Letter of Credit and the EPC Warranty Performance Guarantee.

     Section 3.5. No Obligation of the Trustee. Anything herein to the contrary notwithstanding, the Company shall remain liable under the Assigned Contracts to perform all the obligations assumed by it thereunder and the Trustee shall have no obligation or liability thereunder by reason of or arising out of the assignments herein provided for, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of the Company under the Assigned Contracts or pursuant thereto, or to make any payment thereunder, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to enforce any right assigned to it hereunder or to which it may be entitled pursuant hereto at any time or times.


                           ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES

          Section 4.1.       Representations and Warranties.  The
Company hereby represents and warrants, as of the date hereof, that:

          (a) The Company is the sole owner of each item of Collateral in existence on the date hereof and will be the sole owner of each item of Collateral hereafter acquired, having good and valid title thereto, free and clear of Liens, except
Permitted Liens.

          (b) No security agreement, financing statement, mortgage, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except those in favor of the Trustee pursuant to this Agreement or the Mortgage.

          (c) Financing statements or other appropriate instruments having been filed in the public offices listed on Exhibit B hereto, (i) this Security Agreement constitutes a valid and continuing lien on and (to the extent possible under applicable law) perfected security interest in the Collateral in favor of the Trustee, for the benefit of the Lenders, and is enforceable as such against creditors of and purchasers from the Company against any owner or mortgagee of the real property where any of the equipment is located, and against any purchaser of such real property and any present or future creditor obtaining a Lien on such real property, and (ii) all action currently necessary to protect and perfect such Lien on and security interest in each item of such Collateral has been duly taken.

          (d) The Company's chief executive office and principal place of business and the place where its records concerning the Collateral are kept is: KHA 1-960, Kalimati, Tahachal,
Kathmandu, Nepal. The Company does not have a place of business or residence in the United States of America.


                           ARTICLE 5

                       FURTHER ASSURANCES

          Section 5.1. Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Company, the Company shall duly execute and deliver promptly any and all such further instruments and documents and take such further action as the Trustee may deem necessary in order to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, marking its books and records or providing notice to perfect or evidence the Trustee's security interest in such part of the Collateral, if any, in which the Trustee's security interest cannot be perfected by filing, placing the interest of the Trustee as lienholder on motor vehicle certificates of title and the filing of any financing or continuation statements under the Code in effect in any jurisdiction with respect to the Liens and security interests granted hereby. The Company also hereby authorizes the Trustee to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. The Trustee agrees to deliver copies of any such filing to the Company. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged to the Trustee hereunder, duly endorsed in a manner satisfactory to the Trustee.


                           ARTICLE 6

                     INDEMNIFICATION, ETC.

          Section 6.1. Indemnification. In any suit, proceeding or action brought by the Trustee, after the occurrence and during the continuation of an Event of Default, under any Account or Assigned Contract or for any sum owing thereunder, or to enforce any provisions of such Account or Assigned Contract, the Company will save, indemnify and hold the Trustee harmless from and against any and all expenses, losses or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account debtor or the other party under such Assigned Contract, arising out of a breach by the Company of any obligation to the Account debtor or to the other party under such Assigned Contract or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such other party or its successors from the Company, and all such obligations of the Company shall be and remain enforceable against and only against the Company and shall not be enforceable against the Trustee. The foregoing is not intended to indemnify any party for any expense, loss, damage, claim or liability resulting from its gross negligence or willful misconduct.

          Section 6.2. Further Indemnification. The Company will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

          Section 6.3.       Equipment.  No Equipment shall be
removed from the Site, except in the ordinary course of the Company's business or in connection with the repair, refurbishment or replacement of such Equipment, without the express prior written consent of the Trustee.

          Section 6.4. Continuous Perfection. The Company will not change its name or identity or change the location of its principal place of business or chief executive office, or conduct any regular or substantial business or operations in or from any office or location other than that set forth in Section 4.1(d) hereof unless the Company shall have given the Trustee at least sixty (60) days' prior written notice thereof and shall have taken, at the Company's expense, all action necessary in order to continue the perfection and priority of the Liens and security interests in the Collateral intended to be created by this Agreement.


                           ARTICLE 7

                        ATTORNEY-IN-FACT

          Section 7.1.  Trustee's Appointment as Attorney-in-Fact.

          (a) The Company hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time, for the purpose of carrying out the terms of and in a manner consistent with the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. The Company hereby gives the Trustee the power and right, on behalf of the Company, without notice to or assent by the Company, upon the occurrence and continuance of an Event of Default, to do the following:

          (i) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or obtain any insurance called for by the terms of this Agreement or the Investment Agreement and to pay all or any part of the premium therefor and the costs thereof;

          (ii) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Company or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral;

          (iii) to file any claim, institute any proceeding in any court of law or equity, or take any other action deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to enforce any other right in respect of any Collateral;

          (iv) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due and to become due thereunder directly to the Trustee or as the Trustee shall direct;

          (v) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral;

          (vi) to defend any suit, action or proceeding brought against the Company with respect to any Collateral;

          (vii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give discharges or releases;

          (viii) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and the Company's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do;

          (ix) to claim, request, draw or demand payment under the Equity Letters of Credit, the NEA Letter of Credit, the Panda Project Completion Letter of Credit, the
          Panda Letter of Credit and the EPC Performance
          Guarantees; and

          (x) to take possession of all or any part of the Collateral, and to exclude the Company and all Persons claiming under the Company wholly or partly therefrom, and thereafter to hold, store, use, operate, manage and control the same, and upon any such taking of possession, at the expense of the Company, to make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Trustee may deem proper, and to manage and control the Collateral and to carry on the business of, and to exercise all rights and powers of, the Company in respect thereto as the Trustee shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Collateral or any part thereof as the Trustee may see fit, and to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof, with such rents, issues, profits, fees, revenues and other income being applied to pay the expenses of holding and operating the Collateral, of conducting the business thereof and of all maintenance, repairs, replacements, alterations, additions and improvements with respect thereto, and to make all payments which the Trustee may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Trustee may be required or authorized to make under any provision of this Agreement (including, without limitation, legal costs and attorneys' fees).

          Any surplus received in respect of the
          Collateral after payment in full of the
          Obligations will be paid to the Company or such other Person as may be lawfully entitled thereto.

The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in accordance herewith. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) The powers conferred on the Trustee hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Trustee shall be accountable only for such amounts as the Trustee shall actually receive as a result of the exercise of such powers and neither the Trustee nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for their own gross negligence or willful misconduct.

          (c) The Company also authorizes the Trustee, during the continuation of an Event of Default, (i) to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral, at any time, with regard to any matter relating to such contract, agreement or instrument, and (ii) to execute, in connection with any sale provided for in
Section 8.2 hereof, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to the Collateral.

          Section 7.2. Performance by the Trustee of the Company's Obligations. If the Company fails to perform or comply with any of its agreements contained herein and the Trustee, as authorized by the terms of this Agreement, shall perform or comply, or otherwise cause the performance of or compliance with, any such agreements, the expenses of the Trustee incurred in connection with such performance or compliance, together with interest thereon, shall be payable by the Company to the Trustee on demand and shall constitute part of the Obligations secured hereby.


                           ARTICLE 8

      RIGHTS AND REMEDIES OF COLLATERAL AGENT UPON DEFAULT

          Section 8.1. Payments Received. If an Event of Default shall occur and be continuing, all payments received by the Company under or in connection with any of the Collateral shall be held by the Company in trust for the Trustee, shall be segregated from other funds of the Company and shall, forthwith upon receipt by the Company, be turned over to the Trustee or the Designee in the same form as received by the Company (duly endorsed by the Company to the Trustee or the Designee).

          Section 8.2. Remedies. If an Event of Default shall occur and be continuing, the Trustee may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Security Document or other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event the Trustee, without demand of performance or other demand, advertisement or further notice of any kind (except the notice specified below with respect to a public or private sale) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or sell, lease, assign, give options to purchase or sell, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do so), in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Trustee's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee and each of the Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity of redemption is hereby expressly waived and released. The Company further agrees, at the Trustee's request, to assemble the Collateral, and make it available to the Trustee at such places as the Trustee reasonably shall select, whether at the Company's premises or elsewhere. The Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale toward payment of the Obligations (in such order as the Lenders shall direct in the event such net proceeds are not sufficient to pay the Obligations in full), and then any surplus shall be paid to such Persons as may be lawfully entitled thereto. The Company agrees that the Trustee need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

          Section 8.3.       Waivers.

          (a) The Company hereby waives presentment, demand, protest and, except as otherwise expressly provided herein and to the extent permitted by applicable law, notice of any kind in connection with this Agreement or any Collateral.

          (b) Except as otherwise required by applicable law, the Trustee shall not be required to marshall any Collateral or to resort to any item of Collateral in any particular order; and all of its rights hereunder and in respect of the Collateral shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company (i) hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Trustee's rights under this Agreement or under any other Security Document, and (ii) hereby irrevocably waives the benefits of all such laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

          (c) Except as otherwise provided in this Agreement, THE COMPANY HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE'S TAKING POSSESSION OR THE TRUSTEE'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE COMPANY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR NEPAL OR ANY POLITICAL SUBDIVISION OF ANY SUCH JURISDICTION, and the Company hereby further waives, to the maximum extent permitted by applicable law:

          (i) all damages occasioned by such taking of possession, except any damages which are the direct result of the gross negligence or willful misconduct of the Trustee or any person acting on its behalf or instruction;

          (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee's rights hereunder; and

          (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Company, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Company.

          Section 8.4.       Reasonable Care.  The Trustee shall
be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords its own property.

          Section 8.5. The Trustee. In connection with its power and functions hereunder, the Trustee shall act solely as the trustee of the Lenders and shall not assume or be deemed to have assumed any relationship of agency or other fiduciary relationship with the Company. Wilmington Trust Company in acting hereunder shall be entitled to the rights, protections and immunities of the Trustee under the Trust and Retention Agreement.


                           ARTICLE 9

                EXPENSES; INDEMNIFICATION; FEES

          Section 9.1. Expenses. The Company agrees to pay or reimburse within thirty (30) days of demand therefor all out-of-pocket expenses of the Trustee (including expenses for legal services) in respect of, or incident to, the preparation, execution and delivery of this Agreement, the administration of this Agreement and the Collateral, the enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement (which shall be reasonable other than upon the occurrence and during the continuance of an Event of Default or any event which would become (with the expiration of any applicable grace periods or the giving of notice or both) an Event of Default), provided that any such demand is accompanied by invoices pertaining thereto.

          Section 9.2. Indemnification. The Company agrees to indemnify and hold harmless the Trustee, its directors, officers, employees, agents and representatives (the Trustee and its directors, officers, employees, agents and representatives each an "Indemnified Party") from and against any and all claims, losses and liabilities growing out of or resulting from or in any way related to (i) this Agreement and the transactions hereunder (including, without limitation, enforcement of this Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified Party's gross negligence or willful misconduct) or (ii) any refund or adjustment of any amount paid or payable to the Trustee or any other Indemnified Party under or in respect of this Agreement which may be ordered or otherwise required by any Person.


                           ARTICLE 10

              SATISFACTION AND DISCHARGE OF TRUST

          Section 10.1.  Satisfaction and Discharge of Trust.

          (a) If (i) at any time all Obligations owing to the Lenders have been paid in full and (ii) a period of one hundred twenty (120) days (or such other period as may be applicable with respect to preference or similar periods under applicable bankruptcy, insolvency or similar laws) has elapsed since the condition set out in clause (i) is satisfied without any court determining that the Company is insolvent or, if such determination is made within that time, the Lenders are reasonably satisfied that no payment made to the Lenders or the Trustee by the Company will be set aside as a consequence thereof under any law relating to bankruptcy, insolvency or similar matters, then this Agreement shall terminate; provided that the provisions of Article 9 shall survive such termination.

          (b) If at any time the Trustee shall have received a notice from the Lenders that all Obligations owing to the Lenders have been paid in full and (ii) a period of one hundred twenty
(120) days (or such other period as may be applicable with respect to preference or similar periods under applicable bankruptcy, insolvency or similar laws) has elapsed since the condition set out in clause (i) is satisfied without any court determining that the Company is insolvent or, if such determination is made within that time, the Lenders are reasonably satisfied that no payment made to the Lenders or the Trustee by the Company will be set aside as a consequence thereof under any law relating to bankruptcy, insolvency or similar matters, then, upon payment in full of all amounts payable to the Trustee pursuant to Section 9.1 hereof, this Agreement shall cease to be of further effect and the Trustee, at the cost and expense of the Company, upon delivery to the Trustee of a certificate signed by two officers of the Company and concurred in by the Lenders stating that all conditions precedent to the satisfaction and discharge of this Agreement and the other Security Documents have been complied with, shall execute proper instruments acknowledging the satisfaction and discharge of this Agreement, and shall duly assign, transfer and deliver to the Company such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Trustee hereunder. The Lenders agree to give the notice provided for in this paragraph without unreasonable delay.


                           ARTICLE 11

                    MISCELLANEOUS PROVISIONS

          Section 11.1. Benefit of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties herein.

          Section 11.2. Successors or Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each of the Lenders may transfer, assign or grant its rights hereunder in connection with an assignment or transfer of all or any part of its interest in its Commitment or the IFC Loans or the DEG Loan, as the case may be, in accordance with the Investment Agreement.

          Section 11.3. Notices. All notices, demands, requests and other communications provided for hereunder shall be in writing and shall be deemed to have been given (a) when presented personally, (b) when sent by overnight courier service, on the Business Day following the date of delivery to such courier service, or such later day as demonstrated by a bona fide receipt therefor, or (c) when transmitted by facsimile, upon acknowledgment of receipt by the recipient. Any party may designate from time to time by written notice to the other parties another address to which notices are to be sent.

Addresses:

Bhote Koshi Power Company Private Limited

Address:  KHA 1-960
          Kalimati, Tahachal
          Kathmandu, Nepal

Attention:     Project Manager

Facsimile:     977-1-270027

with a copy to:

Panda Energy International, Inc.
4100 Spring Valley, Suite 1001
Dallas, Texas  75244

Attention:     General Counsel

Facsimile:     (972) 980-6815


IFC

Address:  2121 Pennsylvania Avenue, N.W.
          Washington, D.C.  20433

Attention:     Director, Power Department

Facsimile:     (202) 974-4307


DEG

Address:  Belvederestrasse 40
          D-50933
          Koeln (Mungersdorf)
          Federal Republic of Germany

Attention:     Infrastructure Department

Facsimile:     011 49221 4986 107


Wilmington Trust Company

Address:  Rodney Square North
          1100 North Market Street
          Wilmington, Delaware  19890-001
Attention:     Corporate Trust Administration
Telephone:     (302) 651-8726
Facsimile:     (302) 651-8882

          Section 11.4. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 11.5.  Headings Descriptive.  The headings of
the several Articles of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 11.6.  Governing Law; Submission to
Jurisdiction; Venue. (a) This Agreement is a contract made under the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflicts of laws provisions thereof (other than Section 5-1401 and 5-1402 of the General Obligations Law of the State of New
York). Any legal action or proceeding against the Company with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company agrees that a judgment in any such action or proceeding shall be conclusive and binding upon itself, and may be enforced in any other jurisdiction, including without limitation Nepal, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Company hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Lenders. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in Section 11.3 hereof, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of the Trustee or either of the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in Nepal or in any other jurisdiction.

          (b) The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 11.7.  Survival.  All indemnities, agreements,
representations and warranties made herein shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.

          Section 11.8. No Waiver; Cumulative Remedies. No failure or delay on the part of the Trustee or either of the Lenders in exercising any right, power or privilege hereunder or under any other Loan Document, and no course of dealing between the Company and the Trustee or either of the Lenders, shall impair any such right, power or privilege or operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or provided in any other Loan Document are cumulative and not exclusive of any rights, powers or remedies which the Trustee or either of the Lenders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Trustee or either of the Lenders to any other or further action in any circumstances without notice or demand.

          Section 11.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement or affect such provision in any other jurisdiction.

          Section 11.10. Communications. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Company, which translation shall be the governing version between the Company, the Lenders and the Trustee.

          Section 11.11.  Amendments.  Neither this Agreement nor
any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by all of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the date first set forth above.


                    BHOTE KOSHI POWER COMPANY PRIVATE LIMITED



                    By: _________________________
                         Name:
                         Title:

                    INTERNATIONAL FINANCE CORPORATION,
                         as Lender



                    By: ____________________________
                        Name:
                        Title:
                              Authorized Signatory




                    DEG-DEUTSCHE INVESTITIONS-und
                    ENTWICKLUNGSGESELLSCHAFT mbH,
                                     as Lender



                    By: ____________________________
                        Name:
                        Title:


                    WILMINGTON TRUST COMPANY, not in
                        its individual capacity but
                        solely as Trustee under the
                        Trust and Retention Agreement



                    By: ____________________________
                        Name:
                        Title:    Vice President


                             EXHIBIT A

                         Assigned Contracts

     As each of the following may be amended, supplemented, modified or restated:

                    1.  Project Licenses issued by HMGN, dated
               November 28, 1996, as amended.

                    2.  Project Agreement, dated 21 July 1996,
               between HMGN and the Company.

                    3.  Power Purchase Agreement, dated 21 July
               1996, between NEA and the Company.

                    4.  Amended and Restated Contract for the
               Engineering, Procurement and Construction of the Upper Bhote Koshi Hydroelectric Project, dated as of 19 December 1996, between the Company and China Gezhouba Construction Group Corporation for Water Resources and Hydropower.

                    5. Operations and Maintenance Agreement dated as of April 24, 1997 between the Company and the O&M Operator.

                    6.  Amended and Restated Services Agreement
               dated July 11, 1997 between Panda of Nepal and Harza Engineering Company International L.P., as amended by that certain Amendment No. 1 dated December 5, 1997, for services provided outside Nepal, and the Amended and Restated Services Agreement dated July 11, 1997 between the Company and Harza Engineering Company International L.P. for services provided inside Nepal.

                    7. Agreement between HMGN, Ministry of Forest and Soil Conservation, Department of Forest and the Company, dated February 27, 1997, concerning granting a lease on certain land referred to therein.

                    8. Equity Subscription Agreement, dated as of the Closing Date, among the Company, Himal
               International Power Corporation Pvt. Ltd. and the
               Trustee.

                    9. Equity Subscription Agreement, dated as of the Closing Date, among the Company, Panda of Nepal and the Trustee.

                    10. Equity Subscription Agreement, dated as of
               the Closing Date, among the Company, RDC of Nepal and the Trustee.

                    11. Land Leases.



                             EXHIBIT B

                    Financing Statement Filings


          1. UCC-1 Financing Statement filed at the Secretary of State of Delaware, showing Wilmington Trust Company, as
          Trustee, with respect to the Collateral created under the Trust and Retention Agreement.

          2. UCC-1 Financing Statement filed at the Secretary of State of New York, showing Wilmington Trust Company, as
          Trustee, with respect to the Collateral created under the Trust and Retention Agreement.